UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary proxy statement. ☑ Definitive proxy statement. ☐ Definitive additional materials. ☐ Soliciting material under Rule 14a-12.	☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

AGL RESOURCES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement no.:
(3)	Filing Party:
(4)	Date Filed:

PAULA G. ROSPUT

Chairman, President and Chief Executive Officer

March 8, 2004

To: Our Shareholders

On behalf of the Board of Directors, I am pleased to invite you to attend AGL Resources’ annual meeting of shareholders to be held on Wednesday, April 28, 2004, at our corporate headquarters at Ten Peachtree Place, Atlanta, Georgia. The meeting will start at 10:00 a.m., local time. A map with directions is enclosed. If you plan to attend the meeting in person, please bring the attached admission ticket with you.

The following items of business will be considered at the meeting: 1) the election of five directors; and 2) such other business as may properly come before the Annual Meeting of Shareholders. During the meeting, we will discuss our efforts and achievements in 2003. We will also update shareholders on our business plans for 2004. Our directors, officers and other employees will be available to answer any questions you may have.

Your vote is very important to us. Regardless of the number of shares you own, please vote. All shareholders can vote by written proxy or vote instruction card. All shareholders of record and many shareholders whose shares are held in “street name” (in the name of a broker or bank) also can vote by proxy via the internet (http://www.eproxyvote.com/atg) or by telephone (toll-free at 1-877-779-8683). All shareholders of record who do not hold their shares in street name or through our 401(k) plan can attend and vote their shares at the meeting. These various options for voting are described on the enclosed proxy card. You may also view a copy of our proxy materials and annual report on our website at www.aglresources.com.

Again, thank you for your ongoing ownership and support. We look forward to seeing you at our annual meeting.

Sincerely,

Paula G. Rosput

A copy of our 2003 annual report, which includes financial statements, is being mailed with this proxy statement. You may receive a copy of our annual report on Form 10-K free of charge upon written request directed to:

AGL Resources Inc. Shareholder Relations

P.O. Box 4569, Location 1071

Atlanta, Georgia 30302-4569

Telephone: (404) 584-9470

Financial reports, as well as the annual report on Form 10-K, also may be accessed on our web site at www.aglresources.com or through our toll-free interactive shareholder information line at: 1-877-ATG-NYSE (1-877-284-6973)

Ten Peachtree Place

Atlanta, Georgia 30309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	10:00 a.m., local time, Wednesday, April 28, 2004

Place:	Ten Peachtree Place, Atlanta, Georgia 30309

Items of Business:

—    Elect five directors, four of whom will serve until the 2007 annual meeting and one of whom will serve until the 2006 annual meeting.

—    Transact such other business as may properly come before the annual meeting or any adjournments.

Who May Vote:	You can vote if you owned shares of our common stock at the close of business on February 20, 2004 (the record date).

Proxy Voting:	Your vote is important. Please vote in one of these ways:

—    use the toll-free telephone number shown on the enclosed proxy or vote instruction card;

—    visit the web site listed on your proxy or vote instruction card;

—    mark, sign, date and promptly return the enclosed proxy or vote instruction card in the postage-paid envelope; or

—    attend the meeting and vote in person if you are a shareholder of record or a street name holder who has obtained a proxy card from your street name nominee.

Annual Report:	A copy of our 2003 annual report, which contains financial and other information about the Company, is enclosed.

Date of Mailing:	This notice and the proxy statement, together with the 2003 annual report, are first being mailed to shareholders on or about March 8, 2004.

By Order of the Board of Directors

Paul R. Shlanta

Corporate Secretary

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

What will I be voting on?

You will be voting on the election of five directors, four of whom will serve until the 2007 annual meeting and one of whom will serve until the 2006 annual meeting.

Who is soliciting my vote?

The board of directors of AGL Resources is soliciting your vote for all shares of AGL Resources common stock that you own.

How does the board recommend I vote on the proposal?

The board of directors recommends you vote “FOR” each of the director nominees listed herein.

How do I vote?

There are four different ways you may cast your vote. You can vote by:

•	telephone, using the toll-free telephone number listed on each proxy card (if you are a shareholder of record) or vote instruction card (if your shares are held by a broker or a bank);

•	the Internet, at the address provided on your proxy or vote instruction card;

•	marking, signing and dating your proxy card or vote instruction card and mailing it in the enclosed postage-paid envelope; or

•	attending the meeting, if your shares are registered directly on the books kept by our transfer agent and are not held as 401(k) plan shares or through a broker, bank or other nominee. If you want to vote in person at the annual meeting and your shares are held through a broker, bank or other nominee (that is, in “street name”), you must obtain a proxy from your street name nominee and bring that proxy to the meeting.

For AGL Resources 401(k) plan participants: If you participate in the AGL Resources Inc. Retirement Savings Plus Plan (“RSP Plan”), only the trustee can vote your plan shares even if you attend the annual meeting in person. Your telephone, internet or proxy vote will serve as voting instructions to the trustee of the RSP Plan.

Can I revoke my proxy?

Yes. You may revoke your proxy at any time before the annual meeting by timely voting again by telephone or via the internet or by timely signing and returning another proxy or vote instruction card with a later date. Shareholders of record and street name holders who have obtained a proxy card from their street name nominee also may attend the annual meeting and vote in person. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy or vote instruction card not be used.

What if I don’t specify my choices when returning my proxy or vote instruction card?

If you return a signed proxy or vote instruction card without indicating your vote, your shares will be voted “FOR” each of the director nominees listed on the card.

If you hold AGL Resources shares through the RSP Plan and (1) you do not return the proxy card for those plan shares and do not vote by telephone or via the internet or (2) you return the proxy card but do not properly sign it or specify how you want your plan shares voted, the trustee, upon instruction from the Administrative Committee of the RSP Plan, will vote your plan shares “FOR” the election of each of the director nominees named.

Can my shares be voted if I don’t submit any voting instructions and don’t attend the annual meeting?

If your AGL Resources shares are registered in your name on the books kept by our transfer agent and you do not return a signed proxy or vote instruction card, your shares will not be voted.

If your AGL Resources shares are held in street name or by a brokerage firm or bank and you do not submit any voting instructions, your brokerage firm or bank, under certain circumstances, may vote your shares. When a brokerage firm or bank votes its customers’ unvoted shares, the shares are counted for purposes of establishing a quorum.

We believe that under applicable stock exchange rules, brokerage firms and banks will be able to vote their customers’ unvoted shares with regard to the proposal to elect directors.

How many shares can vote?

As of February 20, 2004 (the record date), 64,640,492 shares of common stock of AGL Resources were outstanding and entitled to vote at the annual meeting. This total includes shares issued to certain grantor trusts, which are not considered outstanding for financial reporting purposes. You are entitled to one vote for each share of AGL Resources common stock you owned on the record date.

How many votes must be present to hold the annual meeting?

A majority of the 64,640,492 shares of AGL Resources common stock outstanding on the record date must be present, either in person or represented by proxy, to conduct the annual meeting. This total includes shares issued to certain grantor trusts, which are not considered outstanding for financial reporting purposes.

How many votes are needed to elect directors?

Directors are elected by a plurality of the total number of votes cast, which means the five nominees who receive the largest number of properly executed votes will be elected as directors.

What if I vote “withhold authority” to elect directors?

In voting for the election of directors, a vote to “withhold authority” for the election of one or more director nominees will not be counted in determining the number of votes cast and, therefore, will not affect the outcome.

Could other matters be decided at the annual meeting?

We do not know of any other matters that will be considered at the annual meeting. If a matter that is not listed on the proxy or voting instruction card is properly brought before the annual meeting in accordance with Section 1.2 of our bylaws, the proxies will vote in accordance with their judgment of what is in the best interest of the Company, based on the discretionary voting authority conferred on them by the proxy and voting instruction cards.

Who will count the vote?

Representatives of EquiServe Trust Company, N.A., our transfer and shareholder services agent, will count the votes and act as inspector of elections.

Where and when will I be able to find the voting results?

AGL Resources will post the voting results on our website at www.aglresources.com approximately two weeks after the annual meeting. You also can find the results in our Form 10-Q for the second quarter of 2004, which we will file with the Securities and Exchange Commission (“SEC”) no later than August 16, 2004.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers, banks and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker, bank and/or our transfer agent to consolidate as many accounts as possible under the same name and address. All communications concerning accounts for shareholders of record, including address changes, name changes, inquiries to transfer shares and similar issues, can be handled by making a toll-free call to EquiServe Trust Company, N.A.’s AGL Resources Shareholder Services number at 1-800-633-4236.

What do I need to bring with me if I want to attend the annual meeting?

The annual meeting is open to all holders of our common stock. To attend the annual meeting, you will need to bring evidence of your stock ownership. If your shares are registered in your name, your admission ticket is included inside the back of this proxy statement, and you will need to bring it with you to the meeting. If your shares are held in “street name” by your broker or bank, you will need to bring evidence of your stock ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the annual meeting) or your most recent brokerage account statement (in which case you will not be able to vote your shares at the meeting), together with valid picture identification. If you do not have either an admission ticket or proof that you own our common stock, you may not be admitted into the meeting.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at a postponed or adjourned meeting, unless the board of directors fixes a new record date for the postponed or adjourned meeting, which the board is required to do if the postponement or adjournment is for more than 120 days. If the meeting is postponed or adjourned, you will still be able to change or revoke your proxy until it is voted.

When are shareholder proposals for the 2005 annual meeting due?

If you are interested in submitting a proposal for inclusion in the proxy statement for the annual meeting in 2005, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, your shareholder proposal intended for inclusion in the proxy statement for the 2005 annual meeting of shareholders must be received, no later than November 9, 2004, by Paul R. Shlanta, Corporate Secretary, AGL Resources Inc., P.O. Box 4569, Location 1465, Atlanta, Georgia, 30302-4569.

Our bylaws require shareholders to give advance notice of any shareholder nominations of directors and of any other matters shareholders wish to present for action at an annual meeting of shareholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). The required notice must be given within a prescribed time frame, which is calculated by reference to the date of the proxy statement relating to our most recent annual meeting. Accordingly, with respect to our 2005 annual meeting of shareholders, our bylaws require notice to be provided to our Corporate Secretary at the address in the previous paragraph no later than November 9, 2004. If a shareholder fails to provide timely notice of a proposal to be presented at the 2005 annual meeting, the proxies designated by the board of directors will have discretionary authority to vote on any such proposal that may come before the meeting.

This deadline does not apply to questions a shareholder may wish to ask at the annual meeting.

Who pays the costs associated with this proxy solicitation?

AGL Resources pays the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers and employees, in person or by telephone, facsimile or electronic transmission. Directors, officers and employees will not be paid additional fees for those services.

ELECTION OF DIRECTORS

General

The board of directors presently consists of eleven members, nine of whom are non-employee directors, with one seat vacant. The board is divided into three classes of approximately equal size, with the directors in each class serving a three-year term. The terms are staggered so that the term of one class expires at each annual meeting.

The board of directors, based on the recommendation of its Nominating and Corporate Governance Committee, has nominated Thomas D. Bell, Jr., Michael J. Durham, D. Raymond Riddle, Felker W. Ward, Jr. and Henry C. Wolf for election as directors at the annual meeting. If elected, Messrs. Bell, Durham, Riddle and Ward will hold office for three-year terms ending at the annual meeting of shareholders in 2007 and Mr. Wolf will hold office until the annual meeting of shareholders in 2006. Each of the nominees has agreed to serve as a director if elected by the shareholders.

If any nominee becomes unable to stand for election, the board may:

•	designate a substitute nominee, in which case the proxies or plan trustee, as applicable, will vote all valid proxies for the election of the substitute nominee named by the board;

•	allow the vacancy to remain open until a suitable candidate is located; or

•	reduce the authorized number of directors accordingly.

Robert S. Jepson, Jr., resigned from the board of directors as of January 26, 2004. Mr. Jepson had served on the board since 1999. We thank him for his extraordinary insights and contributions.

Set forth below is information as of December 31, 2003 about the five director nominees and all other current directors whose terms of office will continue after the annual meeting. Unless otherwise stated, all directors have been engaged in their principal occupations for more than the past five years.

Nominees For Election:

Thomas D. Bell, Jr., President and Chief Executive Officer of Cousins Properties Incorporated, a fully integrated real estate investment trust, since January 2002; real estate consultant to Credit Suisse First Boston from August 2001 until January 2002; special limited partner at Forstmann Little from January 2001 until July 2001; Chairman and Chief Executive Officer of Young & Rubicam, Inc. from January 2000 until November 2000; President and Chief Operating Officer of Young & Rubicam, Inc. from September 1999 until January 2000; Chairman and Chief Executive Officer of Young & Rubicam Advertising from March 1998 until August 1999; and currently a director of Cousins Properties Incorporated, Credit Suisse First Boston, Credit Suisse Group, Lincoln Financial Group, Regal Entertainment Group and the US Chamber of Commerce. Mr. Bell, 54, has been a director since 2003.

Michael J. Durham, Founder, President and Chief Executive Officer of Cognizant Associates, Inc., a consulting firm established in August 2000; President, Chief Executive Officer and director of Sabre, Inc., a travel distribution company from July 1996 until October 1999; President of Sabre, Inc. from March 1995 to July 1996; various positions with increasing responsibilities at American Airlines and its parent company, AMR, from 1979 until 1995, including Senior Vice President of Finance and Chief Financial Officer at American Airlines and Senior Vice President and Chief Financial Officer at AMR; and currently a director of Asbury Automotive, Inc., Kinko’s Inc. and Scheduling.com Inc. Mr. Durham, 53, has been a director since 2003.

D. Raymond Riddle, former Chairman of our Board of Directors; Chairman of the Board and Chief Executive Officer of National Service Industries, Inc., a diversified manufacturing and services company, from 1994 until 1996; and currently a director of Atlantic American Corporation, AMC, Inc. and Equifax Inc. Mr. Riddle, 69, has been a director since 1978.
Felker W. Ward, Jr., Chairman of Pinnacle Investment Advisors, Inc., an investment advisory services firm, since 1994; and currently a director of Abrams Industries, Inc. and Atlanta Life Insurance Company. Mr. Ward, 70, has been a director since 1988.
Henry C. Wolf, Vice Chairman and Chief Financial Officer of Norfolk Southern Corporation, a holding company that controls a major freight railroad and owns a natural resources company and telecommunications company, since 1998; Executive Vice President – Finance of Norfolk Southern Corporation from 1993 to 1998; Vice President – Taxation of Norfolk Southern Corporation from 1991 to 1993; various other positions with increasing responsibility at Norfolk Southern Corporation from 1973 to 1991 in the finance division; and currently a director of Shenandoah Life Insurance Company. Mr. Wolf, 61, has not previously served as a director for us.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE NOMINEES.

Current Directors Whose Terms Continue Until the Annual Meeting in 2005:

Arthur E. Johnson, Senior Vice President, Corporate Strategic Development of Lockheed Martin Corporation, an advanced technology company engaged in research, design development, manufacture and integration of advanced technology systems, since December 2001; Vice President, Corporate Strategic Development of Lockheed Martin Corporation from 1999 until December 2001; President and Chief Operating Officer of Lockheed Martin Corporation Information and Services Sector from 1997 until 1999; President of Lockheed Martin Corporation Systems Integration Group from January 1997 to August 1997; President of Loral Corporation Federal Systems Group from 1994 until 1996; and currently a director of IKON Office Solutions Corporation. Mr. Johnson, 57, has been a director since 2002.

Paula G. Rosput, Chairman of our Board of Directors since February 2002; our President and Chief Executive Officer since August 2000; Chairman of Atlanta Gas Light Company, our wholly-owned subsidiary, from November 2000 until June 2003; Chairman, President and Chief Executive Officer of Atlanta Gas Light Company from August 2000 until November 2000; President and Chief Operating Officer of Atlanta Gas Light Company from September 1998 until November 2000; President and Chief Executive Officer of Duke Energy Power Services, LLC, a subsidiary of Duke Energy Corporation, from 1997 until September 1998; President of PanEnergy Power Services, Inc. from 1995 until 1997; and currently a director of Coca-Cola Enterprises Inc. and Air Products and Chemicals, Inc. Ms. Rosput, 47, has been a director since 2000.

James A. Rubright, Chairman of the Board and Chief Executive Officer of Rock-Tenn Company, an integrated paperboard and packaging company, since 1999; Executive Vice President of Sonat, Inc., an energy company, from 1996 until 1999; and currently a director of Avondale Incorporated. Mr. Rubright, 57, has been a director since August 2001.

Current Directors Whose Terms Continue Until the Annual Meeting in 2006:

Charles R. Crisp, former President, Chief Executive Officer and a director of Coral Energy, LLC, a subsidiary of Shell Oil Company, that provides a comprehensive portfolio of energy-related products and services associated with wholesale natural gas and power marketing and trading, from 1999 until his retirement in October 2000; President, Chief Operating Officer and a director of Coral Energy, LLC from January 1998 through February 1999; joined Houston Industries in 1996 and served as President of their domestic power generation group from 1997 until January 1998; and currently a director of EOG Resources Inc. Mr. Crisp, 56, has been a director since 2003.

Wyck A. Knox, Jr., Partner in, and former Chairman of the Executive Committee of, the law firm of Kilpatrick Stockton, LLP; Chairman and Chief Executive Officer of Knox-Rivers Construction Company from 1976 until 1995; and currently a director of AHL Services, Inc. Mr. Knox, 63, has been a director since 1998.
Dennis M. Love, President and Chief Executive Officer of Printpack Inc., which manufactures packaging materials used in both food and non-food packaging, since 1987; and currently a director of Caraustar Industries, Inc. Mr. Love, 48, has been a director since 1999.

Under our Corporate Governance Guidelines, each member of the board of directors is required to attend the annual meeting of shareholders unless unavoidable circumstances preclude attendance. For our 2003 Annual Meeting of Shareholders, eight of the then current directors attended.

SHARE OWNERSHIP

Directors and Executive Officers

The following table presents information as of December 31, 2003 concerning the ownership of AGL Resources common stock by each director and director nominee, by each executive officer named in the summary compensation table below who is not a director, whom we refer to collectively as the “named executive officers,” and by all named executive officers and directors as a group, based on information furnished by them to us.

Beneficial ownership, as reported in this proxy statement, has been determined in accordance with regulations of the Securities and Exchange Commission and includes shares of common stock, which may be acquired within 60 days after December 31, 2003 upon the exercise of outstanding stock options but excludes “shares” and “share equivalents” held under deferral plans. See footnote (2) below. Unless otherwise indicated, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown and can be reached at our headquarters located at Ten Peachtree Place, Atlanta, Georgia 30309.

Name	Shares of Common Stock Beneficially Owned(1)	“Shares” and “Share Equivalents” Held Under Deferral Plans(2)	Total	Percent
Thomas D. Bell, Jr.	2,676	—	2,676	*
Charles R. Crisp	3,514	—	3,514	*
Michael J. Durham	2,710	—	2,710	*
Arthur E. Johnson	8,234	5,671	13,905	*
Wyck A. Knox, Jr.	12,009	11,625	23,634	*
Dennis M. Love	10,280	10,781	21,061	*
D. Raymond Riddle(3)	18,163	14,054	32,217	*
Paula G. Rosput(4)	350,852	4,169	355,021	*

James A. Rubright	9,013	6,009	15,022	*
Felker W. Ward, Jr.(5)	32,092	6,880	38,972	*
Henry C. Wolf(6)	—	—	—	*
Kevin P. Madden	50,390	1,459	51,849	*
Richard T. O’Brien	87,909	1,385	89,294	*
Paul R. Shlanta	137,022	—	137,022	*
All executive officers and directors as a group (14 persons)	724,864	62,033	786,897	1.2

* Indicates less than 1%

Notes to Share Ownership Table

(1)

For the non-employee directors, the shares shown include: 7,173 shares, which may be acquired by each of Messrs. Johnson and Rubright; 9,625 shares, which may be acquired by Mr. Knox; 9,874 shares, which may be acquired by Mr. Love; and 12,854 shares, which may be acquired by Messrs. Riddle and Ward, upon exercise of stock options granted under the Non-Employee Directors Equity Compensation Plan, which we refer to as the “Directors Plan” (a total of 59,553 shares).

For the named executive officers, the shares shown include shares that may be acquired upon exercise of stock options granted under the Long-Term Incentive Plan (1999), which we refer to as the “LTIP,” or the Long-Term Stock Incentive Plan of 1990, which is the predecessor of the LTIP and which we refer to as the “LTSIP,” or under the Officer Incentive Plan, which we refer to as the “OIP,” as follows: Mr. Madden – 24,772 shares; Mr. O’Brien – 33,333; Ms. Rosput – 263,556; and Mr. Shlanta – 120,561 shares.

For all executive officers and directors as a group, the shares shown include an aggregate of 501,775 shares, which may be acquired upon the exercise of stock options granted under the Directors Plan, the LTIP, the LTSIP and the OIP.

(2)	Represents shares of AGL Resources common stock, AGL Resources common stock equivalents and accrued dividends held under deferral plans. The common stock equivalents track the performance of AGL Resources common stock and are payable in cash. The shares and share equivalents may not be voted or transferred by the participants.

(3)	Includes 1,600 shares held by Mr. Riddle in trust.

(4)	Includes 300 shares held by Ms. Rosput’s father who resides in the same household as Ms. Rosput. Ms. Rosput disclaims beneficial ownership of the shares held by her father.

(5)	Includes 10,000 shares held by the Ward Sibling Trust.

(6)	Mr. Wolf is not currently serving as a director. His term of service will begin following the annual meeting, if elected by the shareholders.

Owners of More Than 5% of AGL Resources Common Stock

We are aware of the following shareholders who beneficially own more than 5% of AGL Resources common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class

AGL Resources Inc. Retirement Savings Plus Plan P.O. Box 4569 Atlanta, Georgia 30302	3,863,532	(1)	6.0%

American Century Investment Management, Inc. 4500 Main Street P.O. Box 418210 Kansas City, Missouri 64111	4,020,988	(2)	6.2%

Notes to Owners of More Than 5% Table

(1)	As of December 31, 2003.
(2)	Based on a Schedule 13G/A dated February 13, 2004, in which American Century Investment Management, Inc. reported that it had sole voting power with respect to 3,958,741 of these shares and sole dispositive power with respect to all 4,020,988 shares.

CORPORATE GOVERNANCE

Board of Directors

Our business affairs are managed under the direction of the board of directors in accordance with the Georgia Business Corporation Code, our articles of incorporation and our bylaws. The role of the board of directors is to govern our affairs for the benefit of our shareholders and other constituencies, which include our employees, customers, suppliers and creditors and the communities in which we do business. The board strives to ensure the success and continuity of our business through the appointment of qualified executive management, overseen by the board.

Director Independence

All of our directors are independent, non-employee directors except Ms. Rosput, our Chairman, President and Chief Executive Officer. Ms. Rosput does not participate in any action of the board relating to her compensation or any other matters requiring action by only non-employee directors. The board of directors has determined that each of the independent directors meets the standards adopted by the board of directors to determine director independence. These standards for determining director independence are attached as Annex A to this proxy statement and are also available on our website at www.aglresources.com.

In making its determination as to the independence of each of its non-employee members, the board of directors considered certain transactions between our company and each of Messrs. Bell, Knox and Wolf. For more detailed information about these transactions and the board’s determinations, please see “Other Matters Involving Directors and Executive Officers – Certain Relationships and Related Transactions.”

Board and Committee Meetings

Members of the board are kept informed through reports routinely presented at board and committee meetings by the Chief Executive Officer and other officers, and through other means. During the year ended December 31, 2003, the board of directors held six meetings. Each director attended 75% or more of the aggregate of all meetings of the board and each committee on which he or she served.

Executive Sessions Without Management

To promote open discussion among the non-employee directors, the board of directors schedules regular executive sessions in which the non-employee directors meet without management’s participation. Such sessions typically occur at every regularly scheduled board meeting. The presiding director at such executive sessions is the Chairman of the Executive Committee of the board of directors.

Committees of the Board

The board of directors has established six standing committees to assist it in discharging its duties. Actions taken by any committee of the board are reported to the board, usually at the board meeting next following a committee meeting. The committees of the board and their current members are as shown below.

Members of the Board’s Committees

Audit	Compensation and Management Development	Corporate Responsibility	Executive	Finance and Risk Management	Nominating and Corporate Governance
D.R. Riddle, Chair	A.E. Johnson, Chair	W.A. Knox, Jr., Chair	D.R. Riddle, Chair	J.A. Rubright, Chair	F.W. Ward, Jr., Chair
T.D. Bell, Jr.	T.D. Bell, Jr.	A.E. Johnson	W.A. Knox, Jr.	C.R. Crisp	T.D. Bell, Jr.
M.J. Durham	D.M. Love	P.G. Rosput	P.G. Rosput	W.A. Knox, Jr.	C.R. Crisp
D.M. Love	D.R. Riddle	M.J. Durham	J.A. Rubright	P.G. Rosput	D.M. Love
	J.A. Rubright		F.W. Ward, Jr.	F.W. Ward, Jr.	D.R. Riddle

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, met six times during the year ended December 31, 2003. All members of the Audit Committee are independent directors, as defined under the listing standards of the New York Stock Exchange and the rules of the SEC. The Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities. Among other things, the Audit Committee monitors (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of our internal audit function and the performance of the independent auditor.

The board of directors has determined that Mr. Durham is a “financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended.

Audit Committee Audit and Non-Audit Services Approval Policy. Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee adopted a policy that requires specific Audit Committee approval before any services are provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management submits to the Audit Committee for approval a summary of services expected to be rendered during that year for each of the following four categories of services:

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. All Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent auditor.

The Audit Committee pre-approves these services by category of service and budget amount. The Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires that management obtain specific approval before engaging the independent auditor.

The Audit Committee may delegate approval authority to one or more of its members. The member to whom such authority is delegated must present for ratification any approval decisions to the Audit Committee at its next scheduled meeting.

Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the caption “Audit Committee Report.” The Audit Committee adopted a written charter, which we attached as Annex B to our proxy statement for the 2003 Annual Meeting of shareholders and is available on our website at www.aglresources.com.

Compensation and Management Development Committee

The Compensation and Management Development Committee met eight times during the year ended December 31, 2003. All members of the Compensation and Management Development Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange. At least two members of the Compensation and Management Development Committee are “Qualified Directors” as defined in our standards for determining director independence, which are attached to this proxy statement as Annex A. Among other things, the Compensation and Management Development Committee assists the board of directors in fulfilling its responsibility to ensure that officers, directors and employees are compensated in accordance with our compensation philosophy, objectives and compensation policies. A copy of the Compensation and Management Development Committee charter is available on our website at www.aglresources.com.

Corporate Responsibility Committee

The Corporate Responsibility Committee met two times during the year ended December 31, 2003. Among other things, the Corporate Responsibility Committee (i) reviews and monitors corporate policy with respect to our relationships with employees, shareholders, customers, competitors, suppliers and our communities, (ii) identifies and monitors emerging political, social and environmental trends and public policy issues that may affect our business operations, performance or public image, and (iii) reviews and monitors matters relating to employee and community health and safety. A copy of the Corporate Responsibility Committee charter is available on our website at www.aglresources.com.

Executive Committee

The Executive Committee met two times during the year ended December 31, 2003. The Executive Committee may meet during intervals between board meetings and has all the authority of the board, subject to limitations imposed by law or our bylaws. A copy of the Executive Committee charter is available on our website at www.aglresources.com.

Finance and Risk Management Committee

The Finance and Risk Management Committee met four times during the year ended December 31, 2003. Among other things, the Finance and Risk Management Committee considers and makes recommendations about (i) management’s analysis of significant risks to us on an enterprise scale to include market, operational, regulatory, financial, credit, and weather-related risks, (ii) the management of our balance sheet, including leverage, liquidity, funding sources, and related matters, (iii) the management of our pension and 401(k) assets, and (iv) other matters that the board of directors may delegate to the Finance and Risk Management Committee from time to time. A copy of the Finance and Risk Management Committee charter is available on our website at www.aglresources.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2003. All members of the Nominating and Corporate Governance

Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee’s primary responsibilities include (i) identifying individuals qualified to serve on the board of directors and recommending director nominees for selection by the full board of directors or shareholders, and (ii) evaluating, formulating and recommending to the board of directors corporate governance policies. The Nominating and Corporate Governance Committee has adopted a written charter, a copy of which is available on our website at www.aglresources.com.

In 2003, the Nominating and Corporate Governance Committee recommended, and the board of directors adopted, standards for determining director independence, which are attached as Annex A to this proxy statement.

Qualifications for Director Candidates. Nominees recommended for director by the Nominating and Corporate Governance Committee or by shareholders must, at a minimum, meet the requirements for board members described in our Corporate Governance Guidelines and our bylaws. The Nominating and Corporate Governance Committee has not established any additional specific qualifications or skills that it believes are necessary for our directors to possess. The Nominating and Corporate Governance Committee intends to consider the adoption of specific minimum qualifications and skills that members of the board of directors should possess.

Three of this year’s director candidates, Messrs. Thomas D. Bell, Jr., Michael J. Durham and Henry C. Wolf, were recommended to the Nominating and Corporate Governance Committee by a third party search firm, Russell Reynolds Associates, Inc. Russell Reynolds’ function is to identify possible candidates for the Nominating and Corporate Governance Committee’s consideration based on skills and characteristics identified by the Nominating and Corporate Governance Committee and in light of gaps the Nominating and Corporate Governance Committee may identify, from time to time, in board composition as the issues facing us evolve. Such skills and characteristics desirable in the context of the current make-up of the board of directors may include: diversity, age, business or professional background, financial literacy and expertise, availability and commitment, independence and other relevant criteria.

Process for Identifying Candidates. The Nominating and Corporate Governance Committee has not established any written policies or procedures for identifying and evaluating nominees for director. There are currently no differences between the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director recommended by a security holder and the manner in which it evaluates nominees identified through other sources such as officers, directors or third party consultants. The Nominating and Corporate Governance Committee intends to consider the adoption of policies and procedures for identifying and evaluating nominees for director. If adopted, such policies and procedures will become effective prior to the next annual meeting of shareholders and we will make the policies and procedures publicly available on our website at www.aglresources.com and in the periodic report that we file for the quarter in which the policies and procedures are adopted.

Procedures for Shareholders to Recommend Director Candidates. The Nominating and Corporate Governance Committee does not currently have a policy or formal procedure for considering director nominees recommended by shareholders. However, it will consider any such nominees. It is the view of the board of directors that such policies and procedures are appropriate. Consequently, the Nominating and Corporate Governance Committee intends to consider the adoption of policies and procedures for considering director nominees recommended by shareholders. If adopted, such policies and procedures will become effective prior to the next annual meeting of shareholders and we will make the policies and procedures publicly available on our website at www.aglresources.com and in the periodic report that we file for the quarter in which the policies and procedures are adopted. In the interim, to submit director nominees for consideration, shareholders must timely provide our Corporate Secretary with the information set forth in Section 1.2 of our bylaws. A copy of these bylaw requirements will be provided upon written request to the Corporate Secretary, AGL Resources Inc., P.O. Box 4569, Location 1465, Atlanta, Georgia 30302-4569. Please also see discussion under “When are shareholder proposals for the 2005 annual meeting due?” on page 5 of this proxy statement.

DIRECTOR COMPENSATION

General

A director who is one of our employees receives no additional compensation for his or her services as a director or as a member of a committee of the board. A director who is not one of our employees receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Initial Stock Award

Following initial election to the board, each non-employee director receives 1,000 shares of AGL Resources common stock on the first day of board service.

Annual Retainer

Each non-employee director receives on the first day of each annual service term (i) $30,000 payable, at the election of each director, in cash, shares of AGL Resources common stock or deferred under the 1998 Common Stock Equivalent Plan for Non-Employee Directors, which we refer to as the “CSE Plan” and (ii) $30,000 payable, at the election of each director, in shares of AGL Resources common stock or deferred under the CSE Plan.

Amounts deferred under the CSE Plan are invested in common stock equivalents that track the performance of AGL Resources common stock and are credited with dividend payments that are made on AGL Resources common stock. At the end of their board service, participating directors receive a cash distribution based on the market value of their common stock equivalents and dividends. Stock options previously granted to non-employee directors have a per share exercise price that is equal to the fair market value of our common stock on the date of grant of the option. Directors realize value from these stock options only to the extent that the fair market value of our common stock on the date of exercise of the stock option exceeds the fair market value of the common stock on the date of grant.

Meeting Fees

Each non-employee director receives $1,000 for attendance at each meeting of the board and any committee of the board of which he or she is a member.

Meeting fees may be paid in cash or, at the election of a director, may be deferred under the CSE Plan. As noted above, under the CSE Plan, deferred meeting fees are invested in common stock equivalents that track the performance of AGL Resources common stock and are credited with dividend payments. At the end of their board service, participating directors receive a cash distribution based on the market value of their common stock equivalents and dividends.

Director Compensation Paid

As noted above, each non-employee director receives an annual retainer valued at $60,000. Based on the election by each director, for the 2003 term of service that expires at the 2004 annual meeting: Mr. Jepson was paid $30,000 in cash and granted 1,257 shares of AGL Resources common stock; Mr. Crisp was granted 2,514 shares of AGL Resources common stock; Mr. Ward was paid $30,000 in cash and credited with 1,257 common stock equivalents under the CSE Plan; while Messrs. Johnson, Knox, Love, Riddle, Rubright and Ward were each credited with 2,514 common stock equivalents under the CSE Plan. The share amount and common stock equivalent amount were calculated by dividing the retainer by $23.87, the per share fair market value of AGL Resources common stock as of April 16, 2003.

Upon Mr. Bell’s election to the board of directors on July 29, 2003, Mr. Bell was granted 1,676 shares of AGL Resources common stock for the 2003 term of service. The share amount was calculated by dividing $45,000, which represents seventy-five percent of the $60,000 annual retainer for directors, by $26.86, the per share fair market value of AGL Resources common stock as of the date of his election. Similarly, upon Mr. Durham’s election to the board of directors on July 30, 2003, Mr. Durham was granted 1,657 shares of AGL Resources common stock. The share amount was calculated by dividing $45,000 by $27.17, the fair market value of AGL Resources common stock as of the date of his election.

In addition, as noted above, each of Messrs. Bell, Crisp and Durham received 1,000 shares of AGL Resources common stock on their first day of service on our board of directors.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is composed of four directors who are independent directors, as defined under the rules of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the board of directors.

The Audit Committee reviews the Company’s financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2003 with the Company’s management and the independent auditors. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, regarding the independent auditor’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting. In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the reviews and discussions referred to above, the Audit Committee concurred with the board of directors’ decision to approve the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal 2003 for filing with the Securities and Exchange Commission.

D. Raymond Riddle (Chair)

Thomas D. Bell, Jr.

Michael J. Durham

Dennis M. Love

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee of the board of directors of AGL Resources, which we refer to in this report as the “Committee,” has prepared the following report regarding 2003 executive compensation. The Committee is responsible for all components of the Company’s management compensation programs, succession planning, director compensation and certain provisions of employee benefit plans. The Committee works closely with the entire board of directors in the execution of its duties. This report is required by rules established by the Securities and Exchange Commission and provides specific information regarding compensation for the Company’s Chairman, President and Chief Executive Officer, the other named executive officers and all other executives of the Company.

Compensation Philosophy and Objectives of Executive Compensation Programs

It is the philosophy of the Company and the Committee that all executive compensation programs should: (i) link pay and performance; (ii) attract, motivate, reward and retain the executive talent required to achieve corporate objectives; and (iii) be tied to stock price performance and the attainment of earnings per share targets, since this type of compensation provides a clear link to enhanced shareholder value.

The Company and the Committee, believe that its executive officers should have an ongoing stake in the success of the Company. The Company and the Committee, also believe that these key employees should have a significant portion of their total compensation tied to the achievement of financial goals for the year and the Company’s long-term stock performance.

The Company’s compensation program for executives includes base salaries, annual incentives, and long-term incentives. The Committee determines compensation levels for our executives with the assistance of an independent compensation consultant that furnishes the Committee with executive compensation data drawn from published surveys. Each year, the Committee sets target levels for salary, annual incentive pay and long-term incentives using survey and proxy data for comparable energy industry peer companies. The companies against which the Company compares its compensation are not necessarily identical to those included in the S&P Utilities Index referred to in the Stock Performance Graph below.

The Committee established total compensation opportunities for the Company’s executive officers generally targeted at what it deemed to be the median of the market. Since the majority of an executive’s compensation is performance-based (i.e., pay at risk), actual total compensation may be above or below the market median based on individual and/or Company performance.

Base Salaries

In 2003, we reviewed base salaries for the named executive officers and other executives. In determining base salary adjustments, the Committee considered several factors including: pay for comparable positions reported in the market data described above, a subjective review of individual performance, time since the last increase, and the Company’s corporate performance. The Committee does not consider any financial performance criteria on a formulaic basis in determining salary increases. In 2003, base salary adjustments were made for Ms. Rosput and Mr. Madden, as reflected in the Summary Compensation Table below. Messrs. O’Brien and Shlanta had received adjustments in the latter half of 2002 and were not eligible for adjustments in January 2003 when the board of directors customarily makes such changes.

Annual Incentive Compensation

Based on the Committee’s recommendation, the board of directors has established the Annual Team Performance Incentive Plan, which is referred to as the “ATPI Plan,” as the program under which annual cash incentives are tied to the achievement of Company earnings per share targets, business unit goals and individual performance goals. Generally, all employees, including executives, are eligible to participate in the ATPI Plan. The ATPI Plan seeks to offer rewards that motivate executives and other employees to devote their maximum efforts toward the realization of aggressive and significant, yet achievable, improvements in financial performance. The Company must meet its corporate performance threshold in order for any incentive payments to be made, irrespective of the level of business unit achievement or individual performance.

For purposes of the ATPI Plan, business units include Distribution Operations, AGL Services Company, and AGL Networks. Business unit performance for Distribution Operations was measured by a combination of earnings before interest and taxes, capital expenditures and service criteria. Performance for AGL Services Company was measured by a combination of direct operating and maintenance expenses and capital expenditures. Performance for AGL Networks was measured by a combination of earnings before interest and taxes and capital expenditures.

Under the plan, each participant has a target annual incentive compensation opportunity, expressed as a percentage of annual base salary. The plan gives weight to corporate performance, business unit performance and individual performance. For each of the named executive officers (other than the Chief Executive Officer), target annual incentive compensation opportunity is based on the following weights: 50% corporate and 50% individual performance. Maximum awards for the named executive officers may be up to 200% of target awards.

Calculation and Payment of 2003 Annual Incentive Awards

For the 2003 measurement period, the Company’s threshold level of performance was exceeded. Individual performance objectives were achieved in varying degrees by each executive officer, and all of the named executive officers received an annual cash incentive payment under the ATPI Plan, as reflected in the Summary Compensation Table below.

Long-Term Incentive Compensation

To link the interests of AGL Resources’ shareholders and key executives and to encourage executive retention, the Company maintains the Long-Term Incentive Plan. Stock options, restricted stock and performance shares and units may be granted under the plan. Awards are based on position and individual performance.

For 2003, performance shares were granted to key executives based on the executive’s position and a subjective assessment of individual performance. Generally, equity-based awards are targeted between the 50th and 75th percentiles of the competitive market. The 2003 performance shares are scheduled to vest one year from grant based on the attainment of selected cash flow performance measures.

In 2003, Ms. Rosput was granted 50,000 performance shares, and the other named executive officers were granted between 8,500 and 24,000 performance shares, as reflected in the Summary Compensation Table below.

Share Ownership Guidelines

Consistent with the Committee’s belief that management’s interests should be aligned with those of the shareholders, AGL Resources has adopted share ownership guidelines, expressed as a multiple of base salary, for every Company executive. The ownership guideline is based on the executive’s position. The guideline for the Chairman of the Board, President and Chief Executive Officer is five times base salary. The guideline for other named executive officers ranges from two to three times base salary, and for the other officers of the Company, the guideline is one to two times base salary. Each current officer is expected to make progress each year toward achieving compliance with the applicable ownership guidelines, and any officer who is hired in the future is generally expected to achieve the applicable ownership guidelines over a three-year period. At the current time, all named executive officers meet the applicable guidelines.

Chief Executive Officer Performance and Compensation

The Committee reviews the performance and compensation of the Company’s Chief Executive Officer, Ms. Rosput, on an annual basis. As noted above, with respect to the other named executive officers, the Committee, with the assistance of its independent compensation consultant, reviewed the Chief Executive Officer’s compensation based on comparisons with the market data described above. In determining Ms. Rosput’s total compensation, the Committee also considered: (i) her performance and accomplishments; (ii) her demonstrated leadership abilities and vision in a uniquely complex marketplace; (iv) retention; and (v) Company performance.

Ms. Rosput’s annual base salary was set at $625,000. Ms. Rosput also received annual incentives and long-term incentives as set forth in the Summary Compensation Table below.

Specifically, for the 2003 measurement period, Ms. Rosput’s target incentive opportunity was 67% of her base salary. Of this total target incentive, three-fourths was determined by the Company’s financial performance, and one-fourth was determined by achievement of individual performance objectives established by the Committee. As is the case with the other executive officers, no incentive payments are made under the ATPI Plan unless the threshold levels of our performance are met or surpassed.

The performance shares granted to Ms. Rosput in 2003 were intended to increase Ms. Rosput’s stake in the Company, encourage continued retention and provide rewards consistent with Company performance over the long term. The performance shares are scheduled to vest one year from grant based on the attainment of selected cash flow performance criteria.

Other Compensation

The Company maintains a competitive package of employee benefit plans that are generally available to all employees. The Company’s executives are eligible to participate in the AGL Resources Inc. Retirement Savings Plus Plan (RSP Plan), which is the Company tax qualified 401(k) plan, the AGL Resources Inc. Nonqualified Savings Plan (NSP), and the AGL Resources Inc. Employee Stock Purchase Plan (ESPP).

Code Section 162(m) Implications for Executive Compensation

It is the responsibility of the Committee to address the issues raised by Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” Code Section 162(m) limits the Company’s annual deduction to $1,000,000 for compensation paid to its chief executive officer and to each of the next four most highly compensated executives. Certain compensation, which qualifies as “performance-based” or which meets other requirements under the Code, may be exempt from the Code Section 162(m) limit. The Company intends to qualify certain compensation paid to executive officers for deductibility under the Code, including Code Section 162(m). However, since the Committee believes that a company’s and shareholders’ interests may sometimes be best served by providing compensation that is not deductible in order to attract, retain, motivate and reward executive talent, the Committee retains the flexibility to provide for payments of such compensation.

Arthur E. Johnson (Chair)

Thomas D. Bell, Jr.

Dennis M. Love

D. Raymond Riddle

James A. Rubright

The information contained in the Compensation and Management Development Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

EXECUTIVE COMPENSATION

In 2001, we changed our fiscal year-end from September 30 to December 31. The Summary Compensation Table therefore includes compensation information for the calendar year ended December 31, 2003 and 2002, the three month transition period ended December 31, 2001 and the fiscal year ended September 30, 2001. The table reflects total compensation paid to, or accrued by us for, our Chief Executive Officer and each of our other most highly compensated executive officers who served as an executive officer as of December 31, 2003.

Summary Compensation Table

Name and Principal Position	Year/Period	Annual Compensation			Long-Term Compensation		LTIP Payouts ($)(5)	All Other Compen- sation ($)(6)

		Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)

Paula G. Rosput	Calendar 2003	$622,115	$837,500	—	$1,390,000	19,283	—	$32,063
Chairman, President and	Calendar 2002	600,000	768,951	—	—	11,523	$73,781	30,550
Chief Executive Officer	Transition Period	138,462	192,237	—	—	—	—	6,080
	FYE 2001	562,499	700,000	—	—	75,000	31,278	24,145

Richard T. O’Brien	Calendar 2003	350,000	350,000	$35,793	1,223,200	—	—	19,175
Executive Vice President	Calendar 2002	331,343	348,000	34,863	—	—	—	15,765
and Chief Financial Officer	Transition Period	69,231	87,000	—	—	—	—	12,488
	FYE 2001	123,462	225,000	—	110,800	50,000	—	4,200

Kevin P. Madden	Calendar 2003	292,692	252,000	41,056	444,800	3,443	—	32,648
Executive Vice President of	Calendar 2002	275,000	268,000	204,826	—	—	—	14,300
Distribution and Pipeline	Transition Period	63,461	67,000	—	—	—	—	6,725
Operations	FYE 2001	15,865	50,000	16,657	127,800	40,000	—	—

Paul R. Shlanta	Calendar 2003	270,000	221,000	—	236,300	5,379	—	31,463
Senior Vice President,	Calendar 2002	258,704	268,000	—	—	—	47,140	13,458
General Counsel, Corporate	Transition Period	53,018	67,000	—	—	—	—	14,904
Secretary and Chief	FYE 2001	235,846	162,000	—	—	20,000	19,543	11,990
Compliance Officer

Notes to Summary Compensation Table

(1)	For calendar year 2003: Reflects annual incentive compensation earned under the ATPI Plan in calendar year 2003 and paid in calendar year 2004.

For calendar year 2002 and the transition period: Reflects annual incentive compensation earned under the ATPI Plan during the 15-month period ended December 31, 2002 and paid in calendar year 2003.

For fiscal 2001: For Ms. Rosput and Mr. Shlanta, reflects annual incentive compensation earned under the ATPI Plan in fiscal 2001 and paid in the transition period ended December 31, 2001. For Mr. Madden, reflects guaranteed first year incentive compensation earned under the ATPI Plan in fiscal 2001 and paid in the transition period ended December 31, 2001. For Mr. O’Brien, reflects guaranteed first-year incentive payments and annual incentive compensation earned under the ATPI Plan in fiscal 2001 and paid in the transition period ended December 31, 2001.

(2)	For calendar year 2003: For Messrs. O’Brien and Madden, reflects the provision for gross-up for taxes related to the vesting of shares of restricted stock that were issued on a one-time basis on their respective dates of employment.

For calendar year 2002: For Mr. Madden, includes the provision for gross-up for taxes related to the vesting of shares of restricted stock that were issued on a one-time basis on his date of employment, the provision for gross-up for taxes related to our payment of relocation expenses, and a one-time payment toward the purchase of a home. For Mr. O’Brien, reflects the provision for gross-up for taxes related to the vesting of shares of restricted stock that were issued on a one-time basis on his date of employment.

For fiscal 2001: For Mr. Madden, reflects the provision for gross-up for taxes related to our payment of relocation expenses.

(3)	Dollar amounts shown equal the number of shares of restricted stock multiplied by the fair market value on the respective dates of grant.

For calendar year 2003: Reflects the grant of performance-based restricted stock with a 12-month restriction period. During the restriction period, the recipient has the right to vote the stock and receive dividends. Shares will be forfeited in the event of termination of employment for any reason other than change of control. For Mr. O’Brien, also reflects the grant of 20,000 retention shares that vest in equal installments over a two-year period.

For fiscal 2001: For Messrs. O’Brien and Madden, reflects a one-time issuance of restricted stock on each of their respective dates of employment, which vests in equal installments over a three-year period.

The number and value of aggregate stock holdings that were subject to restriction on December 31, 2003, based on the fair market value of our common stock at December 31, 2003 of $29.10 per share were as follows: Ms. Rosput – 50,000 shares ($1,455,000); Mr. O’Brien – 45,666 shares ($1,328,881); Mr. Madden – 18,000 shares ($523,800) and Mr. Shlanta – 8,500 shares ($247,350).

(4)	Reflects shares of common stock subject to options, including reload options.

For fiscal 2001: For Messrs. Madden and O’Brien, reflects one-time stock options granted on their respective dates of employment.

(5)	For calendar year 2002, reflects vesting of performance units awarded in November 1999.

For fiscal 2001, reflects vesting of performance units awarded in November 1998.

(6)	For calendar year 2003, reflects the following: (a) Company contributions to the RSP Plan: for Ms. Rosput and Messrs. O’Brien and Shlanta – $7,800; and Mr. Madden – $7,040; and (b) Company contributions to the NSP: Ms. Rosput – $24,263; Mr. O’Brien – $11,375; Mr. Madden – $25,608; and Mr. Shlanta – $23,663.

Option Grants

The following table presents information concerning stock options granted to the named executive officers during the calendar year ended 2003. In all cases, these grants were made in conjunction with the “reload” provision of options previously granted to the named executive officers.

Option Grants in Last Calendar Year

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Calendar Year	Exercise Price ($/Sh)(2)	Expiration Date	Grant Date Present Value ($)(3)

Paula G. Rosput	3,505	*	$28.52	09/21/08	$10,756
	15,778	1.6%	28.52	11/09/09	53,324

Richard T. O’Brien	—	—	—	—	—

Kevin P. Madden	2,000	*	26.08	09/01/11	7,172
	443	*	26.61	09/01/11	1,652
	1,000	*	28.42	09/01/11	4,482

Paul R. Shlanta	4,679	*	25.73	11/09/09	15,711
	700	*	28.52	11/09/08	2,164

* Indicates less than 1%.

Notes to Option Grant Table

(1)	Options were granted at prices equal to the fair market value of our common stock on the date of grant. As noted above, in all cases, these 2003 grants were “reload options” and first become exercisable six months after the date of grant. Options are subject to early termination upon the occurrence of certain events related to termination of employment. All options immediately become exercisable in the event of a change in control.

(2)

The exercise price of options may be paid in cash, by delivery of already-owned shares of our common stock or by any other approved method. To the extent that the exercise price of an option is paid with shares of our common stock, a “reload option” will be granted to the employee. A reload option is an option granted to an employee for the same number of shares as is exchanged in payment of the exercise price and is subject to all of the same terms and conditions as the original option except for the exercise price, which is determined on the basis of the fair market value of our common stock on the date the reload option is granted. One or more successive reload options may be granted to an employee who pays for the exercise of a reload option with shares of our common stock.

(3)	“Grant date present value” represents the estimated present value of stock options, measured at the date of grant, using the standard Black-Scholes Warrant Valuation Call Option Model. An option holder realizes value from a stock option only to the extent that the price of AGL Resources common stock on the exercise date exceeds the price of the option on the grant date. Consequently, there is no assurance that the value realized by an option holder will be at or near the estimated grant date present value. Those amounts should not be used to predict stock performance.

Option Exercises

The following table presents information concerning options exercised by the named executive officers during the calendar year ended December 31, 2003 and the options held as of the end of the calendar year ended December 31, 2003.

Aggregated Option Exercises in Last Calendar Year and

Calendar Year-End Option Values

	Exercises During Year		Calendar Year-End

			Number of Securities Underlying Unexercised Options at Period End (#)		Value of Unexercised In-the- Money Options at Period End ($)(1)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Paula G. Rosput	30,144	$309,720	263,556	19,283	$2,348,596	$11,184

Richard T. O’Brien	—	—	33,333	16,667	231,331	115,669

Kevin P. Madden	4,338	24,153	24,772	14,333	181,309	104,677

Paul R. Shlanta	8,589	65,519	120,561	700	1,167,153	406

Note to Option Exercises Table

(1)	The respective values for “in-the-money” options represent the positive spread between the exercise price of options outstanding at December 31, 2003 and the fair market value of our common stock at December 31, 2003.

Retirement Plan

PENSION PLAN TABLE

Career Average Earnings Formula

Earnings Each Year of Service	Years of Service

	5	10	15	20	25	30

$ 100,000	$6,439	$12,878	$19,316	$25,755	$32,194	$38,633
150,000	10,189	20,378	30,566	40,755	50,944	61,133
200,000	13,939	27,878	41,816	55,755	69,694	83,633
250,000	17,689	35,378	53,066	70,755	88,444	106,133
300,000	21,439	42,878	64,316	85,755	107,194	128,633
350,000	25,189	50,378	75,566	100,755	125,944	151,133
400,000	28,939	57,878	86,816	115,755	144,694	173,633
450,000	32,689	65,378	98,066	130,755	163,444	196,133
500,000	36,439	72,878	109,316	145,755	182,194	218,633
550,000	40,189	80,378	120,566	160,755	200,944	241,133
600,000	43,939	87,878	131,816	175,755	219,694	263,633
650,000	47,689	95,378	143,066	190,755	238,444	286,133
700,000	51,439	102,878	154,316	205,755	257,194	308,633
750,000	55,189	110,378	165,566	220,755	275,944	331,133
1,000,000	73,939	147,878	221,816	295,755	369,694	443,633
1,250,000	92,689	185,378	278,066	370,755	463,444	556,133
1,500,000	111,439	222,878	334,316	445,755	557,194	668,633
1,750,000	130,189	260,389	390,566	520,755	650,944	781,133

The Pension Plan Table shows the estimated annual lifetime benefits calculated on a straight-life annuity basis and payable under the AGL Resources Inc. Retirement Plan and the AGL Resources Inc. Excess Benefit Plan under the career average earnings formula to persons in specified compensation and years of service classifications upon retirement at age 65. Benefit amounts shown in the table above are based on continued employment to age 65, assume a level Social Security wage base at the current rate, and assume that the career average earnings formula applies to all years of service.

As of the year ended December 31, 2003, the estimated years of benefit accrual service for each of the executive officers named in the Summary Compensation Table are as follows: Ms. Rosput and Mr. Shlanta, 5 years; Mr. O’Brien 3 years; and Mr. Madden 2 years.

OTHER MATTERS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

Change in Control Agreements

All named executive officers have continuity agreements with us. The purpose of these agreements is to retain key management personnel and assure continued productivity of such personnel in the event of a change in control of our company.

The continuity agreements define a “change in control” to generally mean the occurrence of any of the following events:

•	the acquisition by a person or group of persons of 20% or more of our voting securities;

•	the approval by the shareholders of a merger, business combination, or sale of 50% or more of our assets, the result of which is that less than 80% of the voting securities of the resulting corporation is owned by our former shareholders; or

•	the failure, during any two-year period, of incumbent directors to constitute at least a majority of our board of directors.

Generally, no benefits are provided under the continuity agreements for any type of termination that occurs before our announcement of our intention to engage in a transaction that is expected to result in a change in control, which we refer to as a “change in control transaction,” or for terminations that occur after such an announcement due to death, disability, voluntary termination without “good reason” or any termination for “cause,” which includes failure to perform duties and responsibilities and fraud or dishonesty. “Good reason” includes a material diminution of position or duties, adverse changes in compensation, adverse changes in benefits (unless all executives suffer the same changes), and failure of a successor to assume the agreement.

A named executive officer who experiences a qualifying termination following the announcement of a change in control transaction will be entitled to a severance benefit equal to three times the sum of his or her base salary plus the highest annual incentive compensation during the three years prior to the year of the qualifying termination. In addition, at the time of the qualifying termination the named executive officer will also be entitled to a prorated annual incentive compensation payment for the year of the qualifying termination, based on the number of days the named executive officer was employed by us during that year. A named executive officer experiences a qualifying termination when such officer’s employment is involuntarily terminated without cause or voluntarily terminated for good reason. The severance benefit remains payable in connection with any qualifying termination that occurs through the second anniversary of the date of the consummation of the change in control.

The continuity agreements also provide a three-year continuation of medical, dental and life insurance benefits, full vesting of all long-term incentive compensation, payment of any forgone employer contributions under the RSP Plan and NSP, an additional payment, based upon participation in the Retirement Plan and the Excess Benefit Plan and outplacement assistance. We will pay any additional retirement benefit payable due to these provisions of the continuity agreements from general assets. The officers may also receive reimbursement of legal fees in connection with the enforcement of payouts under the continuity agreements.

If the payments under the continuity agreements exceed the base amount permitted under Code Section 280G(b)(3) by 10% or more, we will pay the affected officer an additional amount equal to the excise tax, plus an amount equal to the state, federal and FICA taxes on the additional amount.

Certain Relationships and Related Transactions

Mr. Thomas D. Bell, Jr. is Chief Executive Officer of Cousins Properties Incorporated (“Cousins”). Cousins holds a 50 percent general partnership interest in Ten Peachtree Place Associates (“TPPA”), which owns the building where we lease space for our headquarters. Mr. Bell is not an officer of TPPA. While Cousins is the managing member of TPPA, major business decisions for the TPPA partnership must be decided unanimously by Cousins and its partner. Prior to Mr. Bell joining our board of directors, we entered into a ten-year lease agreement with TPPA that commenced in 2003. Cousins’ 50% interest in the amount we paid in lease payments to TPPA in 2003, approximately $2,300,000, and that we will pay in 2004, approximately $3,160,000, does not and will not exceed 5% of our consolidated gross revenues or Cousins’ consolidated gross revenues for the year ended December 31, 2003. The board of directors determined that Mr. Bell is independent because our business relationship with TPPA is not material as our payments to TPPA in 2003 did not exceed 1% of either our consolidated gross revenues or Cousins’.

Mr. Wyck A. Knox, Jr. is a partner in the law firm of Kilpatrick Stockton, LLP (“Kilpatrick Stockton”). During the year ended December 31, 2003, we retained Kilpatrick Stockton with regard to a variety of legal matters. The amount of fees paid to Kilpatrick Stockton for such services during 2003, and that we will pay for similar services in 2004, does not and will not exceed 5% of Kilpatrick Stockton’s gross revenues for the year ended December 31, 2003. The board of directors determined that Mr. Knox is independent because our business relationship with Kilpatrick Stockton is not material as our payments to Kilpatrick Stockton in each of the last three years have not exceeded 1% of either our consolidated gross revenues or Kilpatrick Stockton’s. Mr. Knox is not “independent” for purposes of serving on the Audit Committee of the board of directors.

Mr. Henry C. Wolf is the Chief Financial Officer of Norfolk Southern Corporation (“NSC”). T-Cubed of North America, Inc. (“T-Cubed”) is a wholly-owned subsidiary of NSC. Mr. Wolf is a director, but not an officer or major shareholder, of T-Cubed. Prior to Mr. Wolf being nominated to our board of directors, our wholly-owned subsidiary, AGL Networks LLC, entered into a Duct Purchase Agreement and a Right-of-Way Sublease Agreement with T-Cubed. The amount we paid T-Cubed in 2003, $9,375, and that we will pay in 2004, approximately $113,400, under the agreements, does not and will not exceed 5% of our consolidated gross revenues or NSC’s consolidated gross revenues for the year ended December 31, 2003. The board of directors determined that Mr. Wolf is independent because our business relationship with T-Cubed is not material as our payments to T-Cubed in 2002 and 2003 did not exceed 1% of either our consolidated gross revenues or NSC’s.

STOCK PERFORMANCE GRAPH

The following line graph and accompanying tabular presentation compare the cumulative 63 month shareholder return on our common stock with the cumulative 63 month total return of companies in the Standard & Poor’s 500 Composite Stock Price Index and the Standard & Poor’s Utilities Index. The graph and table assume that $100 was invested on September 30, 1998 in our common stock, the S&P 500 Index and the S&P Utilities Index and also assumes dividend reinvestment.

The information contained in the Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and any person who owns more than 10% of our common stock to file reports of initial common stock ownership and changes in common stock ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us and written representations that no other reports were required for those persons, during the year ended December 31, 2003, all filing requirements were met.

Information Regarding Independent Auditors

The firm of PricewaterhouseCoopers LLP served as our independent auditor and examined our financial statements for the year ended December 31, 2003. The board of directors intends to continue the services of PricewaterhouseCoopers LLP for the year ended December 31, 2004.

Representatives of PricewaterhouseCoopers LLP will attend the annual meeting with the opportunity to make a statement if they so desire and will also be available to answer appropriate questions.

The following table summarizes certain fees billed by PricewaterhouseCoopers LLP, our principal independent accountant for the year ended 2003, and by Deloitte & Touche LLP, our principal independent accountant for the transition period ended December 31, 2001 and calendar year 2002:

Fee Category:	Fees Billed by Principal Accountant PricewaterhouseCoopers LLP for the year ended 2003	Fees Billed by Principal Accountant Deloitte & Touche LLP for Transition Period ended December 31, 2001 and calendar year 2002
Audit Fees	$555,000	$674,000
Audit-Related Fees	$296,000	$56,000
Tax Fees	$29,000	$182,000
All Other Fees	$10,000	$355,000
Total Fees	$890,000	$1,267,000

Audit Fees

For 2003 audit services, PricewaterhouseCoopers LLP billed us $555,000 for the audit of our annual financial statements and the review of our quarterly financial statements and for services normally provided in connection with statutory and regulatory filings for 2003.

The Audit Committee approved all of the services provided by PricewaterhouseCoopers LLP pursuant to Rule 2-01(c)(7)(i) of Regulation S-X of the Securities Act of 1933, as amended.

During the transition period ended December 31, 2001 and for calendar year 2002, Deloitte & Touche billed us $674,000 for the audit of our annual financial statements and the review of our quarterly financial statements. Of this amount, approximately $82,000 related to fees for the audit of the transition period ended December 31, 2001 and review of the financial statements included in the Form 10-Q report that we filed with the SEC in the transition period, and approximately $592,000 related to fees for the audit of the twelve months ended December 31, 2002 and reviews of the financial statements included in the three Form 10-Q reports that we filed with the SEC in calendar 2002.

Audit-Related Fees

For 2003 audit related services, PricewaterhouseCoopers LLP billed us $296,000 for audit-related services including: services relating to potential business acquisitions/dispositions; the audit of employee benefit plan financial statements; internal control reviews and reporting requirements; and compliance with rules and regulations applicable to accounting matters.

During the transition period ended December 31, 2001 and for calendar year 2002, the aggregate fees that Deloitte & Touche billed us for audit related services that it rendered to us were $56,000. These fees were for services that auditors traditionally provide for audits of employee benefit plans.

Tax Fees

During 2003, PricewaterhouseCoopers LLP billed us $29,000 for tax compliance, planning and advisory services.

During the transition period ended December 31, 2001 and for calendar year 2002, Deloitte & Touche LLP billed us $182,000 for tax compliance, planning and advisory services.

All Other Fees

In addition to the services described above, during 2003, PricewaterhouseCoopers LLP billed us $10,000 for professional services related to regulatory consulting services rendered in 2003.

In addition to the services described above, during the transition period ended December 31, 2001 and for calendar year 2002, Deloitte & Touche LLP billed us $355,000 for professional services principally related to regulatory consulting services, including services provided in connection with the Georgia Public Service Commission’s (“GPSC”) earnings review of Atlanta Gas Light Company, which the GPSC initiated in August 2001.

Information Regarding Change in Independent Auditors

The firm of Deloitte & Touche LLP, 191 Peachtree Street, Atlanta, Georgia 30303, served as our independent auditor and examined our financial statements for the calendar year ended December 31, 2002 and for the transition period ended December 31, 2001.

As a result of the Sarbanes-Oxley Act of 2002 and related regulations adopted and proposed by the SEC and the New York Stock Exchange, audit committees of public companies are now formally charged with the responsibility of evaluating, retaining and discharging a company’s independent auditors. Our audit committee takes this responsibility very seriously and requested that our senior management evaluate and interview a limited number of national accounting firms, including our former independent auditors, Deloitte & Touche LLP.

As a result of management’s recommendations and the Audit Committee’s review of the audit firms’ qualifications, our audit committee, on March 5, 2003, decided to dismiss Deloitte & Touche LLP and to engage PricewaterhouseCoopers LLP, as of March 7, 2003, to serve as our independent public accountants for the fiscal year ended December 31, 2003.

Deloitte & Touche’s reports on our consolidated financial statements for the fiscal year ended September 30, 2001, the transition period ended December 31, 2001 and the fiscal year ended December 31, 2002, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal year ended September 30, 2001, the transition period ended December 31, 2001, the year ended December 31, 2002 and through March 10, 2003 (the date we filed a report on Form 8-K disclosing our decision to no longer engage Deloitte & Touche LLP), there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

During our fiscal year ended September 30, 2001, the transition period ended December 31, 2001, the year ended December 31, 2002 and through March 10, 2003, we did not consult PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

2003 Annual Report

A copy of our 2003 annual report is enclosed. The annual report, which contains financial and other information about us, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Availability of Corporate Governance Documents

Our Corporate Governance Guidelines, our Code of Ethics for the Chief Executive Officer and the Senior Financial Officers, our Code of Business Conduct, and the charters of our Board committees including, the Audit, Compensation and Management Development, Corporate Responsibility, Executive, Finance and Risk Management and Nominating and Corporate Governance Committees are available on our website, at www.aglresources.com, and are available in print to any shareholder who requests them.

You may contact our Investor Relations department for copies at:

AGL Resources Inc.

Investor Relations

Ten Peachtree Place

Location 1071

Atlanta, GA 30309

(404) 584-3801

Shareholder Communications with Directors

The non-management members of the board of directors meet regularly in executive session. The presiding director at such executive sessions is the chairman of the Executive Committee of the board of directors. Shareholders may communicate with the board of directors, or alternatively, the non-management members of the board of directors, via our Compliance Alert Hotline at 1-800-350-1014 as further described in our Procedures for Communicating with the Board of Directors of AGL Resources Inc., a copy of which is available on our website at www.aglresources.com and is available in print to any shareholder who requests it.

ANNEX A

STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE

I. General

The Board of Directors of AGL Resources Inc. (“AGL Resources” or the “Company”) must consist of at least a majority of independent directors. No director shall qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with AGL Resources (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its independence determination for each director, the Board of Directors shall consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

II.	Relationships that are Conclusively Deemed to be Material

The following categories of relationships shall conclusively be deemed to be material and shall preclude the Board of Directors from making a determination that a director who has such a relationship is independent until expiration of the “cooling off” periods described below:

A.	A director who is an employee, or whose Immediate Family Member(1) is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

B.	A director who is affiliated with or employed by, or whose Immediate Family Member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of either the affiliation or the employment or the auditing relationship.

C.	A director who is employed, or whose Immediate Family Member is employed, as an executive officer of another company where any of the Company’s present executives serves on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

D.	A director who is an executive officer or an employee, or whose Immediate Family Member is an executive officer, of another company that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

E.	A director who receives, or whose Immediate Family Member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

(1)	“Immediate Family Member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

III.	Relationships that Create a Presumption of Materiality

The following categories of relationships shall create a presumption of materiality. The Board of Directors may negate this presumption with respect to a director and one or more of the following relationships if the Board determines (and no independent director dissents) that, based upon the relevant facts and circumstances, such relationship is not material:

A.	A director who is an executive officer, employee, partner, member or Significant Owner(2), or whose Immediate Family Member is an executive officer, partner, member or Significant Owner, of another company (1) that accounts for at least one percent of the Company’s consolidated gross revenues, or (2) for which the Company accounts for at least one percent of such other company’s consolidated gross revenues, in each case is presumed not to be independent.

B.	A director who is an executive officer, employee, partner, member or Significant Owner, or whose Immediate Family Member is an executive officer, partner, member or Significant Owner, of another company to which the Company and its subsidiaries, collectively, were indebted at the end of the Company’s last full fiscal year, in an aggregate amount in excess of five percent of the Company’s total consolidated assets at the end of such fiscal year, is presumed not to be independent.

C.	A director who is an executive officer of a charitable organization to which the Company has made charitable contributions in any of the three preceding fiscal years, in an amount in excess of the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues for any such preceding fiscal year, is presumed not to be independent.

IV.	Additional Independence Standards for Certain Committees

A.	Audit Committee Member Independence

In addition to being determined by the Board of Directors to be independent under the standards described in Sections II and III above, directors who serve on the Audit Committee of the Board of Directors of the Company must satisfy the following additional standards:

1.	A member of the Audit Committee, other than in his or her capacity as a member of the board or committee of the board, cannot accept directly or indirectly any consulting, advisory or other compensatory fees from the Company or any of its subsidiaries, other than fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2.	A member of the Audit Committee cannot be an affiliated person(3) of the Company or any of its subsidiaries.

(2)	“Significant Owner” means an owner of record or beneficially in excess of a ten percent equity interest.

(3)	As defined under the Securities Exchange Act of 1934, an “affiliate” of, or a person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

B.	Compensation and Management Development Committee Member Independence

In addition to being determined by the Board of Directors to be independent under the standards described in Sections II and III above, a minimum of two directors (“Qualifying Directors”) who serve on the Compensation and Management Development Committee of the Board of Directors of the Company must satisfy the following additional standards:

1.	No Qualifying Director may be a former employee of the Company receiving compensation for prior services (other than under a tax-qualified retirement plan).

2.	No Qualifying Director may be a former officer(4) of the Company.

3.	No Qualifying Director may have an interest in any transaction requiring disclosure under Item 404(a) or in a business relationship requiring disclosure under Item 404(b) of Regulation S-K.

Any director serving on the Compensation and Management Development Committee who does not meet all of the requirements of paragraphs B.1-3 above for Qualifying Directors, shall not participate in any proceeding or action that must be conducted and/or approved by a committee composed solely of at least two members who meet the qualifications for Non-employee Directors and Outside Directors, as set forth under Rule 16b-3 of the Securities Exchange Act of 1934, as amended or Section 162(m) of the Internal Revenue Code of 1986, as amended, respectively.

C.	Nominations and Corporate Governance Committee

Directors who serve on the Nominations and Corporate Governance Committee of the Board of Directors of the Company must satisfy only the standards described in Sections II and III above.

(4)	An “officer” means an administrative executive who is or was in regular and continued service. Someone who only has or had the title of “officer” but lacked the authority of an officer is not an officer. Whether or not the individual is or was an officer depends on the facts and circumstances (including the source of the individual’s authority, the term for which the individual is elected or appointed, and the nature and extent of the individual’s duties). Treas. Reg. §1.162-27(e)(3)(vii) (as amended in 1996; Priv. Ltr. Rul. 9732011.

I-75
I-85
14 St NW
W. Peachtree St.
Peachtree
10 St NW
TEN PEACHTREE PLACE
Piedmont
Spring St
5 St NW
North Ave.
Atlanta
I-20
I-20
I-75
AGL Resources'
2004 Shareholders Meeting
Ten Peachtree Place
Atlanta, Georgia 30309

From Downtown Atlanta – Traveling north on I-75/I-85 take exit 250,10th-14th Street/ Georgia Tech. At the first traffic light, turn right onto 10th Street and almost immediately turn right onto Spring Street (one way), staying in the far left lane. Turn left onto Peachtree Place and parking will be on your right.

From North Atlanta – Traveling south on I-75 or I-85 take the 10th-14th Street/Techwood Drive exit. At the first traffic light, turn left onto 14th Street, driving over the Interstate. At the next light, turn right onto Spring Street (one way). Proceed south on Spring Street. Immediately past 10th Street, turn left onto Peachtree Place and parking will be on your right.

Public transportation is conveniently available via the Midtown MARTA station, located immediately adjacent to Ten Peachtree Place.

AGL Resources

ADMISSION TICKET

AGL Resources Inc.
2004 Annual Meeting of Shareholders
April 28, 2004 10:00 a.m.
Ten Peachtree Place
Atlanta, Georgia 30309

Revocable Proxy

COMMON STOCK

AGL RESOURCES INC.

Ten Peachtree Place, Atlanta, Georgia 30309

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Paula G. Rosput, Richard T. O’Brien and Paul R. Shlanta, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that the undersigned is entitled to vote at the 2004 Annual Meeting of Shareholders of the Company, to be held at Ten Peachtree Place, Atlanta, Georgia, on Wednesday, April 28, 2004, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement, and the 2003 Annual Report to Shareholders hereby is acknowledged.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

HAS YOUR ADDRESS CHANGED? IF SO, PRINT NEW ADDRESS BELOW:	DO YOU HAVE ANY COMMENTS? IF SO, INCLUDE BELOW:

DETACH CARD

AGL RESOURCES INC.

Ten Peachtree Place

Atlanta, Georgia 30309

Dear Shareholder:

Your vote is important, and you are strongly encouraged to exercise your right to vote your shares.

1.    Vote by Mail—complete, sign, date and return the proxy card in the enclosed postage-paid envelope;

2.    Vote by Telephone—use the toll-free number and follow the instructions on the back of this page; or

3.    Vote by Internet—use the website and follow the instructions on the back of this page.

On behalf of the Board of Directors, we urge you to vote in one of these three ways, as soon as possible, even if you currently plan to attend the Annual Meeting.

Please note that we will require shareholders to present the enclosed ticket for admission to the Annual Meeting.

Thank you in advance for your prompt response.

Sincerely,

AGL Resources Inc.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BELOW-LISTED PROPOSAL.

1.	Elect as directors the five nominees listed below:

	(1)	Thomas D. Bell, Jr.		(4)	Felker W. Ward, Jr.
	(2)	Michael J. Durham		(5)	Henry C. Wolf
	(3)	D. Raymond Riddle

	☐	FOR ALL NOMINEES	☐	WITHHOLD FROM ALL NOMINEES

	☐	FOR ALL EXCEPT:
	(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name(s) in the space provided above).

AGL RESOURCES INC.

COMMON STOCK

Mark box at right if you plan to attend the Annual Meeting.  ☐

Mark box at right if comments or an address change has been noted on the reverse side of this card.  ☐

When properly executed, this proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” the proposal listed on this proxy card.

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Signature:	Date:	Signature:	Date:

DETACH CARD

AGL RESOURCES INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote by Internet

1.	Log on to the Internet and go to http://www.eproxyvote.com/atg

2.	Follow the easy steps outlined on the secured internet site.

OR

Vote by Telephone

1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Follow the easy recorded instructions.

IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

Revocable Proxy

RETIREMENT SAVINGS PLUS PLAN

AGL RESOURCES INC.

Ten Peachtree Place, Atlanta, Georgia 30309

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints AMVESCAP National Trust Company, which acts as Trustee for the AGL Resources Inc. Retirement Savings Plus Plan (the “RSP Plan”), as proxy, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that have been allocated to the account of the undersigned under the RSP Plan, at the 2004 Annual Meeting of Shareholders of the Company, to be held at Ten Peachtree Place, Atlanta, Georgia, on Wednesday, April 28, 2004, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side.

Under the terms of the RSP Plan, only the Trustee of the plan can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement, and the 2003 Annual Report to Shareholders hereby is acknowledged.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

HAS YOUR ADDRESS CHANGED? IF SO, PRINT NEW ADDRESS BELOW:	DO YOU HAVE ANY COMMENTS? IF SO, INCLUDE BELOW:

DETACH CARD

AGL RESOURCES INC.

Ten Peachtree Place

Atlanta, Georgia 30309

Dear Shareholder:

Your vote is important, and you are strongly encouraged to exercise your right to vote your shares.

1. Vote by Mail—complete, sign, date and return the proxy card in the enclosed postage-paid envelope;

2. Vote by Telephone—use the toll-free number and follow the instructions on the back of this page; or

3. Vote by Internet—use the website and follow the instructions on the back of this page.

On behalf of the Board of Directors, we urge you to vote in one of these three ways, as soon as possible, even if you currently plan to attend the Annual Meeting.

Please note that we will require shareholders to present the enclosed ticket for admission to the Annual Meeting.

Thank you in advance for your prompt response.

Sincerely,

AGL Resources Inc.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BELOW-LISTED PROPOSAL.

1.	Elect as directors the five nominees listed below:

	(1)	Thomas D. Bell, Jr.		(4)	Felker W. Ward, Jr.
	(2)	Michael J. Durham		(5)	Henry C. Wolf
	(3)	D. Raymond Riddle

	☐	FOR ALL NOMINEES	☐	WITHHOLD FROM ALL NOMINEES

	☐	FOR ALL EXCEPT:
	(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name(s) in the space provided above).

AGL RESOURCES INC.

RSP PLAN

Mark box at right if you plan to attend the Annual Meeting. ☐

Mark box at right if comments or an address change has been noted on the reverse side of this card. ☐

When properly executed, this proxy card will be voted as directed. If no proxy card is received or a proxy card is received without instructions for voting, the proxy will vote the RSP Plan shares according to the instructions of the Administrative Committee of the plan “FOR” the proposal listed on this proxy card.

In its discretion, the proxy is authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxy in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

If you also own shares otherwise than under the RSP Plan, you may vote such other shares by proxy by following the instructions on the proxy card for such other shares.

Signature:	Date:	Signature:	Date:

DETACH CARD

AGL RESOURCES INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote by Internet

1.	Log on to the Internet and go to http://www.eproxyvote.com/atg

2.	Follow the easy steps outlined on the secured internet site.

OR

Vote by Telephone

1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Follow the easy recorded instructions.

IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.